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                                                               EXHIBIT 21
                                                               Page 1 of 2

                     Subsidiaries of First Brands Corporation (Delaware) (Unless otherwise noted, the following are wholly-owned by First Brands Corporation)

First Brands Properties Inc. (Delaware)

        First Brands Acquisitions Inc. (Delaware) [wholly owned by First Brands Properties Inc.]

               A & M Products Inc. (Texas) [wholly owned by First Brands Acquisitions Inc.]

        First Brands Australia Pty Limited (Australia) [66% owned by First Brands Properties Inc.; 29.6% owned by FBC, LLC; 4.4% owned by management]

               NationalPak Pty Limited (Australia) [wholly owned by First Brands Australia Ltd.]

        First Brands New Zealand Limited (New Zealand) [wholly owned by First Brands Properties Inc.]

               National Pak New Zealand Limited (New Zealand) [wholly-owned by First Brands New Zealand Limited

Forest Technology Corporation (Delaware)

Himolene Incorporated (Delaware)

Paulsboro Packaging, Inc. (New Jersey)

STP Products, Inc. (Delaware)

First Brands Funding Inc. (Delaware)

Polysak, Inc. (Connecticut)

STP Corporation (Delaware)

Antifreeze Technology Systems,Inc. (Delaware)

Antifreeze Properties, Inc. (Delaware)

First Brands International, Inc. (Delaware)

First Brands Asia Limited (Hong Kong)

        First Brands (Guangzhou) Ltd. (China) [51% owned by First Brands Asia Limited]

STP International (Australia) Pty. Ltd. (Australia)

First Brands Europe Limited (United Kingdom)

        STP First Brands Espana, S. L. (Spain) [wholly-owned by First Brands Europe Limited]


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                                                                 EXHIBIT 21
                                                                 Page 2 of 2

                     Subsidiaries of First Brands Corporation (Delaware) (Unless otherwise noted, the following are wholly-owned by First Brands Corporation)

First Brands Holdings Corporation (Canada)

        First Brands (Canada) Corporation (Canada) [wholly-owned by First Brands Holdings Corporation]

               FBC, LLC (Delaware) [wholly-owned by First Brands (Canada) Corporation]

        STP Scientifically Tested Products of Canada Ltd. (Canada) [wholly-owned by First Brands Holdings Corporation]

        Renaissance: A Resource Recovery Corporation (Canada) [wholly-owned by First Brands Holdings Corporation]

        First Brands Africa (Holdings) (Pty) Ltd (South Africa) [93% owned by First Brands Holdings Corporation]

               First Brands Africa (Pty) Ltd. (South Africa) (wholly-owned by First Brands Africa Holdings (Pty) Ltd.)

                      Sealapac (Pvt) Ltd. (South Africa) [76% owned by First Brands Africa (Pty) Ltd.)

                      First Brands Zimbabwe (Private) Ltd (Zimbabwe) (wholly-owned by First Brands Africa (Pty) Ltd.)

               Multifoil Trading (Pty) Ltd (South Africa) (wholly-owned by First Brands Africa Holdings (Pty) Ltd.)

First Brands Mexicana, S.A. de C.V. (Mexico)

        Fabricante de Productos Plasticos, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

               PCM International, Inc. (Delaware) [wholly-owned by Fabricante de Productos Plasticos, S.A. de D.V.]

        Comercial First Brands, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

        Distribuidora First Brands, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

First Brands Philippines, Inc. (Philippines)

First Brands Puerto Rico, Inc. (Puerto Rico)

Comercial STP Ltda. (Brazil) [in liquidation]

STP Corporation (Deutschland) GmbH (Germany) [in liquidation]




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